SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                July 28, 2000


                       ACCEPTANCE INSURANCE COMPANIES INC.
             (Exact name of registrant as specified in its charter)


       Delaware                  1-7461                   31-0742926
(State of Incorporation) (Commission File Number)(IRS Employer Identification
                                                            Number)


      222 S. 15th Street, Suite 600 North
              Omaha, Nebraska                                  68102
   (Address of principal executive offices)                  (Zip Code)


                                 (402) 344-8800
              (Registrant's telephone number, including area code)


                                 Not applicable
          (Former name or former address, if changed since last report)

  Item 5.  Other Events.

          (a) The registrant issued the following press release on July 28, 2000:



For Immediate Release

           ACCEPTANCE INSURANCE COMPANIES INC. AND CLARENDON INSURANCE
                  GROUP CLOSE SALE OF REDLAND INSURANCE COMPANY

(Omaha, NE and New York, NY, July 28, 2000). Acceptance Insurance Companies Inc. (NYSE: AIF) and Clarendon Insurance Group today completed Clarendon's purchase from Acceptance of Redland Insurance Company.

As previously announced, Acceptance retained all Redland assets associated with its crop insurance operations, as well as an option to repurchase Redland. Acceptance also was appointed Redland's exclusive representative for the business Acceptance currently writes through Redland. As part of the transaction, Clarendon National Insurance Company will reinsure future Redland policies.

Clarendon Insurance Group is a subsidiary of Hannover Reinsurance, the world's fifth largest reinsurer, and a nationally recognized leader in insurance program business. Currently operating through various insurance company subsidiaries, Clarendon Insurance Group has long-standing relationships with highly specialized managing general agents and a record of consistent operating profitability. Hannover Reinsurance is rated A+ (Superior) and Clarendon is rated A (Excellent) by A. M. Best & Co.

Ralph Milo, Chairman and Chief Executive Officer of the Clarendon Insurance Group, said, "Through our purchase of Redland we have created a unique partnership for the development of specialty program business. With Acceptance, we will now work to maximize the potential of Redland Insurance Company."

Acceptance President and Chief Executive Officer John E. Martin commented, "This sale marks the beginning of a new strategic relationship between Acceptance Insurance Companies and the Clarendon Group, and continues the reshaping of our property and casualty portfolio according to plan. Redland, and the additional business we believe will result from our association with Clarendon, remains a very integral part of our corporate strategy."


Acceptance Insurance Companies Inc. is an insurance holding company providing specialized crop, property and casualty insurance products throughout the United States. American Agrisurance, the Company's wholly owned crop insurance marketing subsidiary, is a widely recognized leader in the crop insurance industry.

Contacts:

Stephen T. Fitzpatrick                     Ming-I Huang
Senior Vice President                      Senior Vice President
Acceptance Insurance Companies Inc.        Clarendon Insurance Group
800 228 7217                               212 805 9700

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ACCEPTANCE INSURANCE COMPANIES INC.


                                    By   /s/ J. Michael Gottschalk
                                    J. Michael Gottschalk, Chief Legal Officer,
                                    General Counsel and Secretary


                                    July 28, 2000